Exhibit (c)(1)

                                 THOMAS MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                                 (973) 790-8775

June 15, 1999

Securities and Exchange Commission
Washington DC  20549

I, Thomas Monahan, hereby confirm my resignation as independent auditor for MonsterDaata.com, Inc. (formerly known as D-Vine, Ltd.), effective June 15, 1999.

We have received a copy of the Form 8-K dated June 15, 1999, reporting in Item 4 the events which transpired relating to my resignation as independent auditor and the appointment of Marcum & Kliegman, LLP as new independent auditors.

We have reviewed Item 4 of such Form 8-K and have no disagreements with the position of the Registrant as stated therein.

                                          Respectfully submitted,


                                          /s/ Thomas Monahan
                                          Certified Public Accountant

MEMBER OF THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS MEMBERS OF THE SEC PRACTICE and THE PRIVATE COMPANIES PRACTICE SECTION